SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2016

CHEMUNG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-13888	16-1237038
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Chemung Canal Plaza, Elmira, NY 14901

(Address of principal executive offices) (Zip Code)

(607) 737-3711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.16e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 16, 2016, the Board of Directors of Chemung Financial Corporation (the “Corporation”) appointed Kevin B. Tully to serve as a director of both the Corporation and its wholly-owned bank subsidiary, Chemung Canal Trust Company (the “Bank”). He is a partner in Teal, Becker and Chiaramonte, CPA’s, PC, a regional accounting firm in Albany, New York, and has worked in public accounting for over thirty years. Mr. Tully has been appointed to the Audit and Risk Management Committee of the Corporation, and the Asset Liability Management and Loan Committees of the Bank.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 16, 2016, the Board of Directors of Chemung Financial Corporation approved an amendment to Article III, Section 3 of the Amended and Restated Bylaws of Chemung Financial Corporation increasing the number of board members from thirteen (13) to fourteen (14).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.

3.1	Amended and Restated Bylaws of Chemung Financial Corporation, as amended to March 16, 2016.

99.1	Press Release of Chemung Financial Corporation dated March 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

March 16, 2016	By: /s/ Karl F. Krebs

Karl F. Krebs
Chief Financial Officer and Treasurer